Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

MetaOptics Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Ordinary shares, par value S$0.00000025 per share	(1)	457(o)		$	$23,000,000.00		$3,176.30
Fees Previously Paid	Equity	Representatives' warrants	(2)	Other			0.00		0.00
Fees Previously Paid	Equity	Ordinary shares, par value S$0.00000025 per share, underlying the American depositary shares issuable upon exercise of the representatives' warrants	(3)	457(o)			828,000.00		114.35
Fees to be Paid	Equity	Ordinary shares, par value S$0.00000025 per share	(4)	457(o)			14,490,000.00	0.0001381	2,001.07
Fees to be Paid	Equity	Ordinary shares, par value S$0.00000025 per share, underlying the American depositary shares issuable upon exercise of the representatives' warrants	(5)	457(o)		$	$521,640.00	0.0001381	$72.04

Total Offering Amounts:							$38,839,640.00		5,363.76
Total Fees Previously Paid:									3,290.65
Total Fee Offsets:									0.00
Net Fee Due:									$2,073.11

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Offering Note(s)

(1)	American depositary shares (“ADSs”) issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6. Each ADS represents 12 ordinary shares.

Includes ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. Also includes ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.
(2)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares represented by ADSs underlying the representatives’ warrants are registered hereby, no separate registration fee is required with respect to the representatives’ warrants registered hereby.
(3)	The representatives’ warrants entitle the holders thereof to purchase a number of ADSs equal to 3.0% of the aggregate number of ADSs sold in this offering, including any ADSs issued pursuant to the exercise of the underwriters’ over-allotment option, at an exercise price equal to 120% of the initial public offering price of the ADSs. The proposed maximum aggregate offering price of such warrants is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(4)	American depositary shares (“ADSs”) issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6. Each ADS represents 12 ordinary shares.

Includes ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. Also includes ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.
(5)	The representatives’ warrants entitle the holders thereof to purchase a number of ADSs equal to 3.0% of the aggregate number of ADSs sold in this offering, including any ADSs issued pursuant to the exercise of the underwriters’ over-allotment option, at an exercise price equal to 120% of the initial public offering price of the ADSs. The proposed maximum aggregate offering price of such warrants is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.